UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2022

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (651) 636-9770
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 27, 2022, Intricon Corporation, a Pennsylvania corporation (the “Company” or “Intricon”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, IIN Holding Company LLC, a Delaware limited liability company (“Parent”), and IC Merger Sub Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are owned by funds affiliated with Altaris Capital Partners, LLC. The Merger Agreement provides, subject to its terms and conditions, for the acquisition of the Company by Parent through the merger of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, each share of common stock of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Rollover Shares (as defined below) or shares of Common Stock (a) held in treasury of the Company, (b) owned by any subsidiary of the Company, or owned by Parent, Merger Sub or any other subsidiary of Parent or (c) held by a holder who is entitled to, and who has perfected, appraisal rights for such shares under Pennsylvania law) automatically will be converted into the right to receive cash in an amount of $24.25 per share (the “Merger Consideration”), without interest, subject to any required withholding of taxes.

If the Merger is consummated, shares of Common Stock will be delisted from The NASDAQ Stock Market LLC and deregistered under the Securities Exchange Act of 1934.

Prior to the closing of the Merger, Parent and certain members of management may negotiate and enter into contracts providing for a rollover of a portion of such persons’ shares of Common Stock through their contribution of such shares (the aggregate amount of shares to be contributed, if any, the “Rollover Shares”) to an affiliate of Parent in exchange for membership interests in such affiliate of Parent.

As a result of the Merger and at the Effective Time, each outstanding and unexercised option to purchase Common Stock (“Stock Option”), all of which are fully vested, will automatically be cancelled and converted into the right to receive an amount of cash (without any interest thereon, and less applicable withholding taxes) equal to the product of (i) the total number of shares of Common Stock then underlying such Stock Option multiplied by (ii) the excess of the Merger Consideration over the exercise price per share of such Stock Option.

In addition, as a result of the Merger and at the Effective Time, each outstanding and unvested restricted stock unit for Common Stock (“RSU”) will vest (with performance-based vesting RSUs vesting at the applicable target level) in full and automatically be cancelled and converted into the right to receive an amount of cash (without any interest thereon, and less applicable withholding taxes) equal to the product of (i) the total number of shares of Common Stock then underlying such RSU multiplied by (ii) the Merger Consideration.

The completion of the Merger is subject to customary closing conditions, including: (i) the approval of the Merger Agreement by the Company’s shareholders (the “Company Shareholder Approval”); (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the approval of the Merger under the antitrust laws of other jurisdictions, as applicable; (iii) the absence of any laws or court orders making the Merger illegal or otherwise prohibiting the Merger; and (iv) other customary closing conditions, including the accuracy of the representations and warranties of each party (subject to certain materiality exceptions) and material compliance by each party with its covenants under the Merger Agreement. The parties expect the transaction to close in the second quarter of 2022, subject to the satisfaction or waiver of the closing conditions.

Concurrently with the execution of the Merger Agreement, affiliates of Altaris entered into: (i) an equity commitment letter, pursuant to which, among other things, they committed to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding the aggregate purchase price due at the Effective Time, subject to the terms and conditions set forth therein; the Company is a third party beneficiary with respect to certain enforcement rights under the equity commitment letter; and (ii) a limited guaranty, pursuant to which they have agreed to guarantee Parent’s obligation to pay any termination fee, reimburse and indemnify the Company with respect to certain expenses in connection with any debt financing that may be obtained by Parent and to pay certain other amounts required under the Merger Agreement.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its business in the ordinary course consistent with past practice during the period between the date of signing of the Merger Agreement and the closing and to not engage in specified types of transactions during this period, subject to certain exceptions. Parent has also made customary representations, warranties and covenants, including representations regarding the fact that Parent has obtained equity financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses.

During the period (the “Go-Shop Period”) beginning on February 27, 2022 and continuing until 11:59 p.m., Eastern time on (a) April 3, 2022 (35 days) (the “No-Shop Period Start Date”) or (b) April 13, 2022 (45 days) (the “Excluded Party No-Shop Period Start Date”) with respect to an Excluded Party (as defined below), the Company and its affiliates and their respective representatives have the right to: (i) solicit any proposal or inquiry that constitutes, could constitute or could reasonably be expected to lead to, an Acquisition Proposal; (ii) subject to the entry into an Acceptable Confidentiality Agreement (as defined in the Merger Agreement), furnish to any third person and its representatives any information (including non-public information) relating to the Company, its subsidiaries or any of its affiliates or afford to any such third person (and such representatives) access to the business, properties, assets, books, records or to any personnel of the Company and its subsidiaries; and (iii) continue, enter into, maintain, participate or engage in discussions or negotiations with any third person (and its representatives) with respect to any proposal or inquiry that constitutes, could constitute or could reasonably be expected to lead to, an Acquisition Proposal.

“Excluded Party” means a third party from whom the Company received an Acquisition Proposal prior to the No-Shop Period Start Date and which Acquisition Proposal the Board determines (prior to the No-Shop Period Start Date) in good faith, after consultation with its outside legal counsel and its financial advisors, constitutes or is reasonably likely to result in a Superior Proposal.

Beginning on the No-Shop Period Start Date (or with respect to an Excluded Party, the Excluded Party No-Shop Period Start Date) until the earlier of the Effective Time of the Merger or termination of the Merger Agreement in accordance with its terms, the Company will be subject to customary “no-shop” restrictions on its ability to solicit, initiate, encourage and facilitate any Acquisition Proposal, participate in discussions and negotiations with third parties regarding any Acquisition Proposal and provide nonpublic information to such third parties, provided that if the Company receives an unsolicited Acquisition Proposal that did not result from a material breach of the no-shop restrictions, the Company may furnish information and provide access to such third party and participate in discussions or negotiations with such third party, subject to certain restrictions set forth in the Merger Agreement.

The Board has established a Special Committee of the Board composed of independent directors to address any Acquisition Proposals that are received from other bidders.

The Merger Agreement provides for certain termination rights for both the Company and Parent, as well as the payment of termination fees in certain cases. The Merger Agreement provides that Parent will be required to pay the Company a termination fee of $6.0 million upon termination of the Merger Agreement under certain circumstances. The Company will be required to pay Parent a fee of $4.0 million upon termination of the Merger Agreement under certain circumstances, including the termination by the Company to accept a Superior Proposal. However, the Company’s termination fee in such instance would be $3.0 million if the Superior Proposal was with respect to the entry into a definitive acquisition agreement with (i) a third party prior to the No-Shop Period Start Date, or (ii) an Excluded Party prior to the Excluded Party No-Shop Period Start Date.

The parties have agreed to use commercially reasonable efforts to take all actions necessary to consummate the Merger, including cooperating to obtain antitrust clearance under the HSR Act and other applicable antitrust laws.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (“SEC”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2022, the Board adopted an Amendment (the “Bylaw Amendment”) to the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”). The Bylaw Amendment, which was effective upon adoption by the Board, designates the state courts in Montgomery County in the Commonwealth of Pennsylvania or the federal court in the Eastern District of Pennsylvania as exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of duty owed by any director, officer or other employee of the Company to the Company or its shareholders; (iii) any action or proceeding brought under subchapter 15D (relating to dissenters rights) of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”); (iv) any action or proceeding brought under subchapter 17G (relating to judicial supervision of corporate action) of the PBCL; (v) any action or proceedings brought under Chapter 25 (relating to registered corporations) of the PBCL; or (vi) any action or proceeding asserting a claim against the Company or any director, officer or other employee of the Company (a) arising under any provision of the PBCL or the articles of incorporation or bylaws of the Company, or (b) governed by the internal affairs doctrine.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events

On February 28, 2022, the Company distributed an Employee FAQ communication to its employees, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
2.1*	Agreement and Plan of Merger, dated as of February 27, 2022, by and among Intricon Corporation, IIN Holding Company LLC and IC Merger Sub Inc.
3.1	Amendment to Amended and Restated Bylaws of Intricon Corporation.
99.1	Employee FAQ
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	Schedules to this agreement have been omitted pursuant to Item 601 of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule to the staff of the SEC upon request.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file a proxy statement and other relevant documents with the Securities and Exchange Commission (the “SEC”). The proposed Merger and the Merger Agreement described above will be submitted to Intricon’s shareholders for their consideration at a special meeting of the shareholders. In connection therewith, Intricon intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A, which will be mailed or otherwise disseminated to Intricon’s shareholders when it becomes available. Intricon may also file other relevant documents with the SEC regarding the proposed Merger. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Shareholders may obtain a free copy of the definitive proxy statement and any amendments or supplements thereto and other documents filed by Intricon, once such documents are filed with the SEC, at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Intricon by directing such request to Intricon at 1260 Red Fox Road, Arden Hills, Minnesota, 55112, Attention: Scott Longval, telephone: 651-636-9770.

Participants in the Solicitation

Intricon and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. A list of the names of such directors and executive officers and information concerning such participants’ ownership of Intricon’s common stock is set forth in Intricon’s definitive proxy statement on Schedule 14A for the 2021 annual meeting of shareholders, filed with the SEC on March 22, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such proxy statement, and by Intricon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 16, 2021. Additional information about the direct or indirect interests, by security holdings or otherwise, of those participants will be included in the definitive proxy statement and other documents filed with the SEC regarding the proposed Merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K and exhibits filed herewith that are not historical facts or that include forward-looking terminology, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure to obtain the required votes of Intricon’s shareholders; the timing to consummate the proposed Merger; the conditions to closing of the proposed Merger might not be satisfied or the closing of the proposed Merger otherwise does not occur; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require Intricon to pay a termination fee; unanticipated difficulties or expenditures relating to the proposed Merger; the risk that a regulatory approval that may be required to consummate the proposed Merger is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on Merger-related issues; expectations regarding regulatory approval of the proposed Merger; results of litigation, settlements and investigations; actions by third parties, including governmental agencies and including the response of customers, service providers and business partners to the announcement of the proposed Merger; global economic or political conditions, including the outbreak of escalation of hostilities; adverse industry conditions; and other economic, business, or competitive factors. These risks, uncertainties and other factors are detailed from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Intricon can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this Current Report on Form 8-K, and Intricon disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

	By:	/s/ Scott Longval
	Name:	Scott Longval
	Title:	President and Chief Executive Officer

Date: February 28, 2022